Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-124780 of Southern Company on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2006.

/s/Deloitte & Touche LLP

June 28, 2007